SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2002

Commission File Number 1-5354

Swank, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-1886990 (IRS Employer Identification Number)

6 Hazel Street Attleboro, Massachusetts (Address of principal executive offices)	02703 (Zip code)

(508) 222-3400
(Registrant's telephone number, including area code)

                                                            Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant's Certifying Accountant

  Previous independent accountants.

    On October 18, 2002, the Audit Committee of the Board of Directors of Swank, Inc. (the "Registrant") dismissed PricewaterhouseCoopers LLP ("PwC") as independent accountants.

    The reports of PwC on the Registrant's financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion. PwC's reports on the financial statements for each of the past two fiscal years contained an explanatory paragraph expressing substantial doubt as to the Registrant's ability to continue to operate as a going concern.

    During the Registrant's two most recent fiscal years and the subsequent interim period through October 18, 2002, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their report on the financial statements for such years.

    During the Registrant's two most recent fiscal years and the subsequent interim period through October 18, 2002, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

    The Registrant provided PwC with a copy of the foregoing disclosures and requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating its agreement with such statements. A copy of such letter dated October 24, 2002, is filed as Exhibit 16 to this Form 8-K.

  New independent accountants.

    The Registrant engaged BDO Seidman, LLP ("BDO") as its new independent accountants as of October 18, 2002. During the Registrant's two most recent fiscal years and the subsequent interim period through October 18, 2002, the Registrant has not consulted with BDO regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, or any matter that was the subject of a disagreement, within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

  Not applicable.

  Not applicable.

(c) Exhibits.

Exhibit No.	Description

16	Letter from PwC to the Securities and Exchange Commission dated October 24, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2002	SWANK, INC.

By: /s/ Jerold R. Kassner
Jerold R. Kassner, Sr. Vice President

EXHIBIT INDEX

Exhibit No.	Description
16	Letter from PwC to the Securities and Exchange Commission dated October 24, 2002.